As filed with the Securities and Exchange Commission on October 6, 2009
     Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GLOBAL INDUSTRIES, LTD.
(Exact Name of Registrant as Specified in Its Charter)

Louisiana (State or Other Jurisdiction of Incorporation or Organization)	72-1212563 (I.R.S. Employer Identification No.)
8000 Global Drive
Carlyss, Louisiana 70665
(Address and Zip Code of Principal Executive Offices)

Global Industries, Ltd. 1992 Stock Option Plan
Global Industries, Ltd. 2005 Stock Incentive Plan
(Full Title of the Plan)

Name, Address and Telephone	Copy of Communications to:
Number of Agent for Service:

Russell J. Robicheaux Chief Administrative Officer, Senior Vice President and General Counsel Global Industries, Ltd. 11490 Westheimer, Suite 400 Houston, Texas 77077 (281) 529-7979	Bryan K. Brown Porter & Hedges, L.L.P. 1000 Main Street, 36th Floor Houston, Texas 77002-6336 (713) 226-6000
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered			Proposed
	Amount to	Proposed Maximum Offering	Maximum Aggregate	Amount of
	be Registered (1)	Price per Share (2)	Offering Price (2)	Registration Fee
Common Stock, par value $0.01 per share	5,152,030	$47,089,554	$47,089,554	$2,628

(1)	Pursuant to Rule 416(a), also registered hereunder are an indeterminate number of shares of Common Stock issuable as a result of the anti-dilution provisions of the Global Industries, Ltd. 2005 Stock Incentive Plan and the Global Industries, Ltd. 1992 Stock Option Plan.

(2)	Pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the high and low sale prices for the Common Stock on The Nasdaq Global Select Market on October 1, 2009, $9.14.

Explanatory Note
     This registration statement relates to the registration of (i) 152,030 shares of common stock, par value $0.01 per share (the “Common Stock”), of Global Industries, Ltd. (the “Registrant”), reserved for issuance and delivery under the Global Industries, Ltd. 1992 Stock Option Plan and (ii) 5,000,000 additional shares of the Common Stock reserved for issuance and delivery under the Global Industries, Ltd. 2005 Stock Incentive Plan (the “2005 Plan”). The increase in the number of shares authorized to be issued under the 2005 Plan was approved by the Registrant’s shareholders on May 20, 2009. Pursuant to a registration statement on Form S-8 (File No. 333-147173), the Registrant has previously registered shares of Common Stock to be issued under the 2005 Plan.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
ITEM 1. PLAN INFORMATION
     Information required by Part I of Form S-8 to be contained in prospectuses meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”), is omitted from this registration statement (this “Registration Statement”) in accordance with the Note to Part I of Form S-8.
ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION
     Information required by Part I of Form S-8 to be contained in prospectuses meeting the requirements of Section 10(a) of the Securities Act is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
     The following documents filed by Global Industries, Ltd., a Louisiana corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) are incorporated into this Registration Statement by reference:
•	Annual Report on Form 10-K filed on March 2, 2009, except for Items 6, 7 and 8 which have been updated by our Current Report on Form 8-K filed on October 6, 2009;

•	Quarterly Reports on Form 10-Q filed on May 7, 2009 and August 6, 2009;

•	Current Reports on Form 8-K filed on February 26, 2009, March 23, 2009, May 7, 2009, June 18, 2009, August 6, 2009, September 8, 2009 and October 6, 2009, excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such current report on Form 8-K; and

•	A description of the Company’s common stock contained in its registration statement on Form 8-A filed on July 8, 1993 and including any other amendments or reports filed for the purpose of updating such description.
     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K), subsequent to the filing date of this Registration Statement, and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES
     Not applicable.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
     Not applicable.
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Under Section 83 of the Business Corporation Law of the State of Louisiana (the “LBCL”), a Louisiana corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative, including any action by or in right of the corporation, brought against them by reason of the fact that they were or are such directors, officers, employees or agents, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in any such action, suit or proceeding. Article VI of the Company’s amended and restated articles of incorporation (the “articles of incorporation”) provides that the Company shall indemnify its officers and directors to the fullest extent permitted by law. Article VI of the Company’s bylaws (the “bylaws”) provides for indemnification of each person who is or was made a party to or was involved in any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding because such person is, was or has agreed to become an officer or director of the Company or is a person who is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, sole proprietorship, trust, or other enterprise (including service with respect to employee benefit plans) to the fullest extent permitted by the LBCL as it existed at the time the indemnification provisions of the articles of incorporation and bylaws were adopted or as the LBCL may be thereafter amended. Article VI of the bylaws expressly provides that it is not the exclusive method of indemnification.
     The Company has entered into indemnification agreements with each of its directors, which provide for its directors and officers to be named as insureds under any directors’ and officers’ liability insurance policies maintained by the Company. The indemnification agreements also provide that the Company will indemnify each director against losses and expenses resulting from a claim or claims made against such director for any act, failure to act or neglect or breach of duty, including: (1) any error, misstatement or misleading statement committed, suffered, permitted or acquiesced in by the director, or (2) any of the foregoing alleged by any claimant, or any claim against the director or executive officer solely by reason of such person being a director or officer of the Company, subject to certain exclusions. The indemnification agreements also provide certain procedures regarding the right to indemnification and for the advancement of expenses. These provisions, however, do not alter the liability of officers and directors under federal securities laws and do not affect the right to sue, nor to recover monetary damages, under federal securities laws for violations thereof.
     Article VI of the articles of incorporation and Article VI of the bylaws also provide that the Company may maintain insurance, at its own expense, to protect itself and any of its directors, officers, employees or agents or any person serving at the request of the Company as a director, officer, employee or agent or of another corporation, partnership, joint venture, trust or other enterprise, against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the LBCL.
     Section 24 of the LBCL permits the limitation of directors’ personal liability to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director except in certain situations including breach of a director’s duty of loyalty or acts or omissions not made in good faith. Article VI of the articles of incorporation limits directors’ personal liability to the extent permitted by Section 24 of the LBCL.
ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED
     Not applicable.

ITEM 8. EXHIBITS

Exhibit
No.	Description
3.1
Amended and Restated Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibits 3.1 and 3.3 to Amendment No. 3 to the Registration Statement on Form S-1 (File No. 33-56600) filed by the Company on February 9, 1993).

3.2
Bylaws of the Company, as amended through October 31, 2007 (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (File No. 000-21086).

4.1	Form of Common Stock certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 33-56600) filed by the Company on December 31, 1992).

*5.1	Opinion of Porter & Hedges, L.L.P. with respect to the legality of the securities.

10.1
Global Industries, Ltd. 1992 Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed (File No. 33-56600) filed by the Company on December 31, 1992).

10.2	Global Industries, Ltd. 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.42 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 (File No. 000-21086).

10.3	First Amendment to the Global Industries, Ltd. 2005 Stock Incentive Plan (incorporated by reference to Appendix A to the Company’s Proxy Statement on Schedule 14A filed on April 3, 2009).

*23.1	Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).

*23.2	Consent of Deloitte & Touche, LLP, Independent Registered Public Accounting Firm.

*24.1	Power of Attorney (included on signature page of this registration statement).

*	Filed herewith.
ITEM 9. UNDERTAKINGS
     The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas, on this 6th day of October, 2009.

GLOBAL INDUSTRIES, LTD.
By:	/s/ John A. Clerico
John A. Clerico
Chairman and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter S. Atkinson and Russell J. Robicheaux, and each of them, either of whom may act without joinder of the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments and supplements to this registration statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the provisions of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity In Which Signed	Date

/s/ John A. Clerico John A. Clerico	Chairman and Chief Executive Officer (Principal Executive Officer)	October 6, 2009

/s/ Jeffrey B. Levos Jeffrey B. Levos	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	October 6, 2009

/s/ Trudy P. McConnaughhay Trudy P. McConnaughhay	Corporate Controller (Principal Accounting Officer)	October 6, 2009

/s/ Edward P. Djerejian Edward P. Djerejian	Director	October 6, 2009

/s/ William J. Doré William J. Doré	Director	October 6, 2009

Signature	Capacity In Which Signed	Date

/s/ Larry E. Farmer Larry E. Farmer	Director	October 6, 2009

/s/ Edgar G. Hotard Edgar G. Hotard	Director	October 6, 2009

/s/ James L. Payne James L. Payne	Director	October 6, 2009

INDEX TO EXHIBITS

Exhibit
No.	Description
3.1
Amended and Restated Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibits 3.1 and 3.3 to Amendment No. 3 to the Registration Statement on Form S-1 (File No. 33-56600) filed by the Company on February 9, 1993).

3.2
Bylaws of the Company, as amended through October 31, 2007 (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (File No. 000-21086).

4.1	Form of Common Stock certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 33-56600) filed by the Company on December 31, 1992).

*5.1	Opinion of Porter & Hedges, L.L.P. with respect to the legality of the securities.

10.1
Global Industries, Ltd. 1992 Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed (File No. 33-56600) filed by the Company on December 31, 1992).

10.2	Global Industries, Ltd. 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.42 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 (File No. 000-21086).

10.3	First Amendment to the Global Industries, Ltd. 2005 Stock Incentive Plan (incorporated by reference to Appendix A to the Company’s Proxy Statement on Schedule 14A filed on April 3, 2009).

*23.1	Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).

*23.2	Consent of Deloitte & Touche, LLP, Independent Registered Public Accounting Firm.

*24.1	Power of Attorney (included on signature page of this registration statement).

*	Filed herewith.